UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2008 (January 3, 2008)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas, Suite 2500, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 3.01. Notice of Delisting or Failure to Satisfy a continued Listing Rule or Standard; Transfer of Listing.

(a)
On January 3, 2008, Genesis Energy, L.P. (“GEL”) received a letter from the Amercian Stock Exchange (“Amex”) informing GEL that it is currently not in compliance with Rule 121(B)(2)(a) of the Amex Company Guide, which requires GEL’s Audit Committee to consist of at least three independent directors. GEL’s Audit Committee membership decreased to two directors upon Herbert I. Goodman’s resignation from the Board of Directors of Genesis Energy, Inc. (“Genesis”), the general partner of GEL, on December 12, 2007 (as reported in GEL’s Form 8-K filed with the Securities and Exhange Commission on December 18, 2007). The letter from Amex is a “warning letter” and provides GEL until April 2, 2008 to regain compliance with the Amex requirements by appointing an additional independent director to serve on the Audit Committee. Genesis has commenced a search for a qualified individual to fill its Audit Committee vacancy and expects to fill the vacancy in due course.

On January 4, 2008, pursuant to Section 402(g) of the Amex Company Guide, GEL issued a press release reporting its receipt for the warning letter and its intent to regain compliance in due course. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated January 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENESIS ENERGY, L.P. (A Delaware Limited Partnership)
	By:	GENESIS ENERGY, INC., as General Partner
Date: January 4, 2008	By:	/s/ Ross A. Benavides
Ross A. Benavides Chief Financial Officer